Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2025
AND DECLARES DIVIDEND OF $0.12 PER SHARE

Oklahoma City, Oklahoma, November 5, 2025 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and nine-month periods ended September 30, 2025.
Recent Highlights
•On November 4, 2025, the Board declared a dividend of $0.12 per share of the Company’s common stock, which stockholders can elect to receive in cash or additional shares of common stock by enrolling in our previously announced Dividend Reinvestment Plan, payable on November 28, 2025 to stockholders of record on November 14, 2025
•As of September 30, 2025, the Company had $102.6 million of cash and cash equivalents, including restricted cash
•Production averaged 19.0 MBoe per day during the third quarter, an increase of 12% on a Boe basis versus the same period in 2024. Oil production increased 49% and total revenues increased 32% during the quarter versus the same period in 2024, driven by production from our Cherokee acquisition and operated development program
•To date, four wells from Company's ongoing one-rig Cherokee development program have been turned to sales with average per well peak 30-day initial production ("IP") rates of approximately 2,000 gross Boe per day (~43% oil)
•Third quarter net income of $16.0 million, or $0.44 per basic share. Adjusted net income(1) of $15.5 million or $0.42 per basic share
•Adjusted EBITDA(1) of $27.3 million for the three-month period ended September 30, 2025
•Adjusted G&A(1) of $2.1 million, or $1.23 per Boe for the three-month period ended September 30, 2025
Grayson Pranin, SandRidge’s President, Chief Executive Officer & Director, commented on the quarter:

“SandRidge delivered another strong quarter of results, which included further successes in our ongoing Cherokee drilling campaign in addition to continued optimization of our low-decline asset base. I'm particularly proud to announce that our team recently achieved four years without a recordable safety incident. This incredible achievement demonstrates our continued commitment to putting the health and safety of our employees and contractors at the forefront of our business. We continue to operate our existing assets extremely efficiently, driven by our low-cost expertise, and execute on our Cherokee development in an effective manner all while keeping our team safe.”

Financial Results

Dollars in thousands (except per share data)	3Q25	2Q25	Change vs 2Q25	3Q24	Change vs 3Q24
Net income	$15,953	$19,558	$(3,605)	$25,484	$(9,531)
Net Income per share	$0.44	$0.53	$(0.09)	$0.69	$(0.25)
Net cash provided by operating activities	$25,269	$22,850	$2,419	$20,847	$4,422
Adjusted net income(1)	$15,478	$12,236	$3,242	$7,057	$8,421
Adjusted net income per share(1)	$0.42	$0.33	$0.09	$0.19	$0.23
Adjusted operating cash flow(1)	$27,933	$25,561	$2,372	$19,073	$8,860
Adjusted EBITDA(1)	$27,285	$22,822	$4,463	$17,742	$9,543
Free cash flow(1)	$5,919	$9,813	$(3,894)	$10,861	$(4,942)
Operational Results & Update
Production, Revenue, & Realized Prices

	3Q25	2Q25	Change vs 2Q25	3Q24	Change vs 3Q24
Production
MBoe	1,745	1,619	126	1,563	182
MBoed	19.0	17.8	1.2	17.0	2.0
Oil as percentage of production	20%	17%	3%	15%	5%
Natural gas as percentage of production	48%	49%	(1)%	50%	(2)%
NGLs as percentage of production	32%	34%	(2)%	35%	(3)%

Revenues
Oil, natural gas and NGL revenues	$39,822	$34,531	$5,291	$30,057	$9,765
Oil as percentage of revenues	56%	49%	7%	56%	—%
Natural gas as percentage of revenues	22%	25%	(3)%	15%	7%
NGLs as percentage of revenues	22%	26%	(4)%	29%	(7)%

Realized Prices
Realized oil price per barrel	$65.23	$62.80	$2.43	$73.07	$(7.84)
Realized natural gas price per Mcf	$1.71	$1.82	$(0.11)	$0.92	$0.79
Realized NGL price per barrel	$15.61	$16.10	$(0.49)	$16.25	$(0.64)
Realized price per Boe	$22.82	$21.33	$1.49	$19.23	$3.59
Boe and oil production for the third quarter increased by approximately 12% and 49%, respectively, versus the same period in 2024, contributing to increased revenues year-over-year. Third quarter production levels increased 8% versus the second quarter of 2025.
Revenues and average realized prices per Boe were improved in the third quarter and first nine months of 2025 versus the same periods in 2024.

Drilling & Completion Operations
Three wells from the Company's ongoing one-rig Cherokee development program were turned to sales during the third quarter. The third well came online in the last three weeks of the quarter, and each will continue to benefit production levels going forward.
The four wells turned to sales since the start of the program generated average per well peak 30-day IP rates of approximately 2,000 gross Boe per day (~43% oil). The first well in the program produced more than 275,000 gross Boe (~42% oil) in its first 170 days of production.
Operating Costs
During the third quarter and nine months of 2025, lease operating expense ("LOE") was $10.9 million and $28.4 million or $6.25 and $5.71 per Boe, respectively. Lease operating expenses for the three months ended September 30, 2025 increased in total and per Boe versus the same period in 2024 primarily due to an increase in labor, utility and other costs and increased operational activity associated with the Company's Cherokee acquisition and drilling program.
Liquidity & Capital Structure
As of September 30, 2025, the Company had $102.6 million of cash and cash equivalents, including restricted cash, deposited with multiple, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program

Dollars in thousands	Total	3Q25	2Q25	1Q25	2024	2023
Special dividends(2)	$130,206	$—	$—	$—	$55,868	$74,338
Quarterly dividends(2)	35,868	3,859	4,066	4,077	16,426	7,440
Total dividends(2)	$166,074	$3,859	$4,066	$4,077	$72,294	$81,778

	Total	3Q25	2Q25	1Q25	2024	2023
Special dividends per share	$3.50	$—	$—	$—	$1.50	$2.00
Quarterly dividends per share	0.98	0.12	0.11	0.11	0.44	0.20
Total dividends per share	$4.48	$0.12	$0.11	$0.11	$1.94	$2.20
Dividend Declaration & Dividend Reinvestment Program ("DRIP")
On November 4, 2025, the Board declared a dividend of $0.12 per share of the Company’s common stock, which stockholders can elect to receive in cash or additional shares of common stock by enrolling in our previously announced Dividend Reinvestment Plan, payable on November 28, 2025 to stockholders of record on November 14, 2025.
Stockholders interested in participating in the DRIP or seeking additional information may contact their broker or Equiniti Trust Company, LLC, the Plan Administrator, at (800) 278-4353 or https://equiniti.com/us/ast-access/individuals.

Share Repurchases
The Company continues to opportunistically repurchase shares under its 10b5-1 program. During the nine months ended September 30, 2025, the Company repurchased 0.6 million shares for $6.4 million at an average price of $10.72 per share. Of the $75.0 million repurchase authorization, $68.3 million remained.
Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, growth projects. Currently, these projects include: (1) one-rig development in the Cherokee Shale Play (2) evaluation of accretive merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program (3) production optimization program through artificial lift conversions to more efficient and cost-effective systems and (4) a leasing program that will bolster future development and extend development in our Cherokee assets. We are developing our term acreage in the Cherokee Play, and our total leasehold position, inclusive of the Cherokee, NW Stack and legacy assets, is approximately 95% held by production, which cost-effectively maintains our development option over a reasonable tenor. We will continue to monitor forward-looking commodity prices, project results, costs, impacts of tariffs and other factors that could influence returns and cash flows, and will adjust our program accordingly, to include curtailment of capital activity and wells, if needed, or conversely, well reactivations in higher commodity price environments. These and other factors, including reasonable reinvestment rates, maintaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for the remainder of the year and beyond.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment to harvesting the Company's resources in a safe and environmentally conscious manner, to include no routine flaring of produced natural gas, transporting nearly all of our produced water via pipeline instead of truck, and powering nearly all our well sites with electricity, mitigating the need for less efficient power sources. Via a 24-hour manned operations center and dedicated personnel trained in the use of infrared leak detection and other specialized equipment, the Company continually monitors our asset base for potential emissions and continually works to optimize efficiency through initiatives such as proactive artificial lift upgrades that reduce SandRidge's electric power consumption. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce with a demonstrable safety track record integral to our culture. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, November 6, 2025 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I231507 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on its website at investors.sandridgeenergy.com.

A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards and excludes dividends paid in shares under Dividend Reinvestment Program.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Production - Total
Oil (MBbl)	344	231	884	624
Natural Gas (MMcf)	4,993	4,729	14,513	13,979
NGL (MBbl)	569	544	1,668	1,348
Oil equivalent (MBoe)	1,745	1,563	4,971	4,302
Daily production (MBoed)	19.0	17.0	18.2	15.7

Average price per unit
Realized oil price per barrel - as reported	$65.23	$73.07	$65.91	$75.66
Realized impact of derivatives per barrel	0.92	0.64	0.77	0.23
Net realized price per barrel	$66.15	$73.71	$66.68	$75.89

Realized natural gas price per Mcf - as reported	$1.71	$0.92	$2.06	$0.95
Realized impact of derivatives per Mcf	0.44	—	0.23	—
Net realized price per Mcf	$2.15	$0.92	$2.29	$0.95

Realized NGL price per barrel - as reported	$15.61	$16.25	$17.24	$19.15
Realized impact of derivatives per barrel	0.21	0.09	—	0.04
Net realized price per barrel	$15.82	$16.34	$17.24	$19.19

Realized price per Boe - as reported	$22.82	$19.23	$23.53	$20.07
Net realized price per Boe - including impact of derivatives	$24.34	$19.36	$24.33	$20.11

Average cost per Boe
Lease operating	$6.25	$5.82	$5.71	$6.68
Production, ad valorem, and other taxes	$1.23	$1.16	$1.49	$1.29
Depletion (1)	$5.39	$5.34	$5.25	$3.90

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.44	$0.69	$1.32	$1.22
Diluted	$0.43	$0.69	$1.32	$1.22

Adjusted net income per share available to common stockholders
Basic	$0.42	$0.19	$1.15	$0.59
Diluted	$0.42	$0.19	$1.15	$0.59

Weighted average number of shares outstanding (in thousands)
Basic	36,671	37,134	36,789	37,087
Diluted	36,708	37,180	36,848	37,150

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the nine months ended September 30, 2025 (unaudited):

Nine Months Ended
September 30, 2025
(In thousands)

Drilling, completion, and capital workovers	$46,246
Leasehold and geophysical	4,392
Capital expenditures (on an accrual basis)	$50,638
(excluding acquisitions and plugging and abandonment)
Derivatives
The below details the Company's hedging positions as of September 30, 2025:

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps
	October 2025 - December 2025	NYMEX WTI	500	$71.60
	January 2026 - June 2026	NYMEX WTI	300	$68.67
Producer Costless Collars
	October 2025 - December 2025	NYMEX WTI	675	$61.57 Put / $78.02 Call

Natural Gas (MMBtu)
Fixed Price Swaps
	October 2025 - December 2025	NYMEX Henry Hub	8,500	$4.17
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$4.09
Producer Costless Collars
	October 2025 - December 2025	NYMEX Henry Hub	20,500	$3.79 Put / $7.08 Call
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call
NGL (Bbl)
Fixed Price Swaps
	October 2025 - December 2025	Mont Belvieu OPIS - C3+(1)	300	$39.69
	October 2025 - December 2025	Mont Belvieu OPIS - Ethane(2)	325	$11.76
____________________
(1)    Excludes ethane
(2)    Ethane only

Capitalization
The Company’s capital structure as of September 30, 2025 and December 31, 2024 is presented below:

	September 30, 2025	December 31, 2024

	(In thousands)
Cash, cash equivalents and restricted cash	$102,587	$99,511

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	983,813	1,000,455
Accumulated deficit	(491,401)	(539,961)
Total SandRidge Energy, Inc. stockholders’ equity	492,449	460,531

Total capitalization	$492,449	$460,531

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Oil, natural gas and NGL	$39,822	$30,057	$116,957	$86,317
Total revenues	39,822	30,057	116,957	86,317
Expenses
Lease operating expenses	10,911	9,104	28,384	28,734
Production, ad valorem, and other taxes	2,155	1,813	7,412	5,550
Depreciation and depletion — oil and natural gas	9,400	8,345	26,106	16,771
Depreciation and amortization — other	1,638	1,605	4,853	4,947
General and administrative	2,737	2,304	9,618	8,686
Restructuring expenses	305	260	757	341
(Gain) loss on derivative contracts	(2,364)	(1,866)	(5,936)	(1,866)
Other operating (income) expense, net	—	—	—	24
Total expenses	24,782	21,565	71,194	63,187
Income from operations	15,040	8,492	45,763	23,130
Other income (expense)
Interest income (expense), net	916	1,553	2,803	6,742
Other income (expense), net	(3)	—	(6)	92
Total other income (expense)	913	1,553	2,797	6,834
Income (loss) before income taxes	15,953	10,045	48,560	29,964
Income tax (benefit) expense	—	(15,439)	—	(15,439)
Net income (loss)	$15,953	$25,484	$48,560	$45,403
Net income (loss) per share
Basic	$0.44	$0.69	$1.32	$1.22
Diluted	$0.43	$0.69	$1.32	$1.22
Weighted average number of common shares outstanding
Basic	36,671	37,134	36,789	37,087
Diluted	36,708	37,180	36,848	37,150

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$101,204	$98,128
Restricted cash	1,383	1,383
Accounts receivable, net	27,442	23,878
Derivative contracts	2,416	114
Prepaid expenses	2,507	3,370
Other current assets	1,678	780
Total current assets	136,630	127,653
Oil and natural gas properties, using full cost method of accounting
Proved	1,738,182	1,689,807
Unproved	30,255	23,504
Less: accumulated depreciation, depletion and impairment	(1,437,501)	(1,415,110)
	330,936	298,201
Other property, plant and equipment, net	76,632	80,689
Derivative contracts	—	86
Other assets	1,974	2,081
Deferred tax assets, net of valuation allowance	72,801	72,801
Total assets	$618,973	$581,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$53,155	$50,625
Asset retirement obligations	8,951	9,131
Other current liabilities	756	839
Total current liabilities	62,862	60,595
Derivative contracts	261	—
Asset retirement obligations	62,828	59,449
Other long-term obligations	573	936
Total liabilities	126,524	120,980
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 36,773 issued and outstanding at September 30, 2025 and 37,203 issued and outstanding at December 31, 2024	37	37
Additional paid-in capital	983,813	1,000,455
Accumulated deficit	(491,401)	(539,961)
Total stockholders’ equity	492,449	460,531
Total liabilities and stockholders’ equity	$618,973	$581,511

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$48,560	$45,403
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	30,959	21,718
Deferred income taxes	—	(15,439)
(Gain) loss on derivative contracts	(5,936)	(1,866)
Settlement gains (losses) on derivative contracts	3,980	199
Stock-based compensation	2,058	1,779
Other	219	118
Changes in operating assets and liabilities	(11,390)	(3,972)
Net cash provided by operating activities	68,450	47,940
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(41,361)	(13,572)
Acquisition of assets	(7,790)	(125,950)
Purchase of other property and equipment	(562)	(1)
Sales tax refund on completion costs	2,800	—
Proceeds from sale of assets	785	861
Net cash used in investing activities	(46,128)	(138,662)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to stockholders	(12,014)	(68,222)
Reduction of financing lease liability	(586)	(563)
Repurchases of common stock	(6,403)	—
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(243)	(356)
Net cash used in financing activities	(19,246)	(69,141)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	3,076	(159,863)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	99,511	253,944
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$102,587	$94,081
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(228)	$(92)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payable and accrued expenses	$10,456	$661
Non-cash acquisition purchase price adjustments	$241	$6,852
Right-of-use assets obtained in exchange for financing lease obligations	$229	$230
Inventory material transfers to oil and natural gas properties	$3	$141
Asset retirement obligation capitalized	$40	$51
Asset retirement obligation removed due to divestiture	$(288)	$—
Accrued excise tax on repurchases of common stock	$(52)	$—
Change in dividends payable	$12	$42

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$25,269	$20,847	$68,450	$47,940
Changes in operating assets and liabilities	2,664	(1,774)	11,390	3,972
Adjusted operating cash flow	$27,933	$19,073	$79,840	$51,912
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$25,269	$20,847	$68,450	$47,940
Net cash used in investing activities	(22,383)	(133,543)	(46,128)	(138,662)
Acquisition of assets	3,363	123,847	7,790	125,950
Proceeds from sale of assets	(330)	(290)	(785)	(861)
Free cash flow	$5,919	$10,861	$29,327	$34,367

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands)
Net Income	$15,953	$25,484	$48,560	$45,403
Adjusted for
Income tax (benefit)	—	(15,439)	—	(15,439)
Depreciation and depletion - oil and natural gas	9,400	8,345	26,106	16,771
Depreciation and amortization - other	1,638	1,605	4,853	4,947
Interest expense	161	28	222	92
EBITDA	27,152	20,023	79,741	51,774

Stock-based compensation	688	707	2,058	1,779
(Gain) loss on derivative contracts	(2,364)	(1,866)	(5,936)	(1,866)
Settlement gains (losses) on derivative contracts	2,661	199	3,980	199
Restructuring expenses	305	260	757	341
Interest income	(1,077)	(1,581)	(3,025)	(6,834)
Other	(80)	—	(1,977)	—
Adjusted EBITDA	$27,285	$17,742	$75,598	$45,393
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$25,269	$20,847	$68,450	$47,940
Changes in operating assets and liabilities	2,664	(1,774)	11,390	3,972
Interest expense	161	28	222	92
Interest income	(1,077)	(1,581)	(3,025)	(6,834)
Other	268	222	(1,439)	223
Adjusted EBITDA	$27,285	$17,742	$75,598	$45,393

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$15,953	$0.43	$25,484	$0.69
Income tax (benefit)	—	—	(15,439)	(0.42)
(Gain) loss on derivative contracts	(2,364)	(0.06)	(1,866)	(0.05)
Settlement gains (losses) on derivative contracts	2,661	0.07	199	0.01
Restructuring expenses	305	0.01	260	0.01
Interest income	(1,077)	(0.03)	(1,581)	(0.04)
Adjusted net income available to common stockholders	$15,478	$0.42	$7,057	$0.19

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,671	36,708	37,134	37,180
Total adjusted net income per share	$0.42	$0.42	$0.19	$0.19

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$48,560	$1.32	$45,403	$1.22
Income tax (benefit)	—	—	(15,439)	(0.42)
(Gain) loss on derivative contracts	(5,936)	(0.16)	$(1,866)	(0.05)
Settlement gains (losses) on derivative contracts	3,980	0.11	199	0.01
Restructuring expenses	757	0.02	341	0.01
Interest income	(3,025)	(0.08)	(6,834)	(0.18)
Other	(2,088)	(0.06)	—	—
Adjusted net income available to common stockholders	$42,248	$1.15	$21,804	$0.59

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,789	36,848	37,087	37,150
Total adjusted net income per share	$1.15	$1.15	$0.59	$0.59

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,737	$1.57	$2,304	$1.47
Stock-based compensation	(688)	(0.39)	(707)	(0.45)
Other	80	0.05	—	—
Adjusted G&A	$2,129	$1.23	$1,597	$1.02

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$9,618	$1.93	$8,686	$2.02
Stock-based compensation	(2,058)	(0.41)	(1,779)	(0.41)
Other	(111)	(0.02)	—	—
Adjusted G&A	$7,449	$1.50	$6,907	$1.61

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.